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                                                                      EXHIBIT 21

                     LIST OF SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary (1)                                    State of Incorporation
---------------------------                               ----------------------
Kershaw Gold Company, Inc.                                        South Carolina
Piedmont Gold Company, Inc.                                       North Carolina


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(1) Such subsidiary does business only under its corporate name.







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